Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Purpose	The STI plan provides an annual performance-based cash bonus opportunity for eligible employees. This is intended to achieve a number of goals including:

	●	Emphasizing the Company’s commitment to competitive compensation practices;

	●	Driving a high performance culture;

	●	Assuring accountability;

	●	Focusing on results, not activity; and

	●	Reinforcing the importance of measurable and aligned goals and objectives.

Eligibility	These guidelines apply to Executive Officers.

To receive payment under the STI Plan, the participant must be actively employed as of fiscal year-end.

Plan Design	The plan design is based on the following financial metrics.

	●	Operating Income/EBITDA
	●	Organic Revenue
	●	Earnings Per Share
	●	Gross Margin
	●	Contribution Margin

Each participant’s plan design will be based on the participant’s position. Details of the design are as follows:

●	Corporate/Global

Weighting Per Metric
EPS	HBF Organic Revenue	HBF Operating Income
30%	30%	40%

●	VP, Asia Pacific

Weighting Per Metric
EPS	AP Organic Revenue	AP Operating Income	Hygiene Revenue	Hygiene Gross Margin
30%	20%	25%	15%	10%

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

●	VP Sr, Emerging Markets

Weighting Per Metric
EPS	Emerging Markets Organic Revenue	Emerging Markets Contribution Margin	Durable Assembly Revenue	Durable Assembly Gross Margin
30%	20%	25%	15%	10%

●	VP Sr, EIMEA

Weighting Per Metric
EPS	EIMEA Organic Revenue	EIMEA Operating Income	Packaging Revenue	Packaging Gross Margin
30%	20%	25%	15%	10%

●	VP Sr, Americas Adhesives

Weighting Per Metric
EPS	Americas Adhesives + Construction Products Organic Revenue	Americas Adhesives + Construction Products Operating Income
30%	30%	40%

●	VP Sr, Market Development

Weighting Per Metric
EPS	Engineering Adhesives Organic Revenue	Engineering Adhesives Operating Income
30%	30%	40%

Target
●

Each metric will have a target level of performance. Payout will be determined for each metric based on performance relative to target. The target levels of performance will be established at the beginning of each fiscal year.

Threshold
●	Threshold performance levels will be established for each metric as follows:
	o	Sales, Organic Revenue: 90% of target
	o	Operating Income/EBITDA: 80% of target
	o	EPS: 80% of target
	o	Gross Margin, Contribution Margin: 80% of target

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

●	Payout at the threshold level of performance will be 50% of the target allocated to that metric.

Superior
●	Superior performance levels will be established for each metric as follows:
	o	Sales, Organic Revenue: 110% of target
	o	Operating Income/EBITDA: 115% of target
	o	EPS: 115% of target
	o	Gross Margin, Contribution Margin: 115% of target

●	Payout at the superior level of performance will be 150% of the target allocated to that metric.

Superior Stretch Goal – Executive Committee
●	Additional superior goals will be established for metrics for the EC members as follows:
	o	Organic Revenue: 115% of target
	o	Operating Income/EBITDA: 125% of target
	o	EPS: 125% of target
	o	Gross Margin, Contribution Margin: 125% of target

●	Payout at the superior stretch goal will be 200% of the target allocated to that metric

See Appendix for payout schedule.

Payment

Payment will be made in cash, subject to taxes and deductions as applicable.

Payment will be made as close as possible to January 31 following the conclusion of the relevant Plan Year, but will be made no later than March 15th of the calendar year following the Plan Year.

Participant Status Changes

If a participant begins employment with the company during the Plan Year, bonus potential will be pro-rated for the time the participant was employed during the Plan Year.

If a participant transfers jobs and changes plan design standards, potential bonus will be pro-rated for the time spent in each job.

Administration

Participants may direct questions about the STI Plan to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis; provided, however, that neither the Board nor the Compensation Committee shall take any action that would cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to the STI plan.

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Relevant Terms

Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily – in advance of fiscal year-end.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Eligible Earnings – To be determined by region/country.

Payment - The cash reward payable after conclusion of the Plan Year.

Plan Year – The relevant Company fiscal year.

Short Term Incentive (STI) Plan - The program described herein. May also be referred to as “STIP” or “STI Plan”.

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

STIP Payment Schedule for EPS, Operating Income/EBITDA, Gross Margin, Contribution Margin		STIP Payment schedule for Organic Revenue
Metric Performance	Payout (as % of target)	Metric Performance	Payout (as % of target)
125%	200.0%	115%	200.0%
124%	195.0%	114%	190.0%
123%	190.0%	113%	180.0%
122%	185.0%	112%	170.0%
121%	180.0%	111%	160.0%
120%	175.0%	110%	150.0%*
119%	170.0%	109%	145.0%
118%	165.0%	108%	140.0%
117%	160.0%	107%	135.0%
116%	155.0%	106%	130.0%
115%	150.0%*	105%	125.0%
114%	146.7%	104%	120.0%
113%	143.3%	103%	115.0%
112%	140.0%	102%	110.0%
111%	136.7%	101%	105.0%
110%	133.3%	100%	100.0%
109%	130.0%	99%	95.0%
108%	126.7%	98%	90.0%
107%	123.3%	97%	85.0%
106%	120.0%	96%	80.0%
105%	116.7%	95%	75.0%
104%	113.3%	94%	70.0%
103%	110.0%	93%	65.0%
102%	106.7%	92%	60.0%
101%	103.3%	91%	55.0%
100%	100.0%	90%	50.0%
99%	97.5%
98%	95.0%
97%	92.5%
96%	90.0%
95%	87.5%
94%	85.0%
93%	82.5%
92%	80.0%
91%	77.5%
90%	75.0%
89%	72.5%
88%	70.0%
87%	67.5%
86%	65.0%
85%	62.5%
84%	60.0%
83%	57.5%
82%	55.0%
81%	52.5%
80%	50.0%

*	Executive Committee members have a maximum opportunity of 200%.

●	Payout is calculated for each incremental increase in performance (straight line interpolation).

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Calculation Guidelines

Total Company Metrics
Company EPS
The adjusted EPS as disclosed in the Company’s quarterly earnings release.

HBF Organic Revenue
●	The adjusted reported revenue as disclosed in the Company’s quarterly earnings release is adjusted for currency impact compared to budgeted exchange rates.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

HBF Operating Income
●	The adjusted gross profit minus adjusted SG&A expenses as disclosed in the Company’s quarterly earnings release adjusted for currency impact compared to budgeted exchange rates.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

Region/Operating Segment Metrics
Organic Revenue
● Total company adjustments are transferred down to the region/operating segment revenue which is impacted by the adjustments, unless not approved by the CEO.

●	Basis of targets is US dollars. The budgeted exchange rates will be used to assess performance.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

Fully allocated operating income
●

At the region/operating segment level, operating income targets include corporate governance allocation at budget. In determining performance, actual corporate governance allocations will be used at the region/operating segment level. Below the region/operating segment level, the corporate governance allocation will remain at budget for measuring performance, where applicable.

●	Total company adjustments are transferred down to the region/operating segment operating income which is impacted by the adjustments, unless not approved by the CEO.

Exhibit 10.1 Rewards - Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

●	Basis of targets is US dollars. The budgeted exchange rates will be used to assess performance.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

Adjustments
In calculating the results, the following adjustments will be made:
a.	Individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations.
b.	Any unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations.
c.	Any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations.
d.	Adjustments needed to (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly) or (2) account for changes resulting from new accounting definitions, requirements or pronouncements.
e.

Other items as publicly disclosed in the Company’s quarterly earnings release. However, the above adjustments (a-d) will not be made to the extent they are inconsistent with publicly disclosed earnings.

Any discretion related to total company adjustments transferred to the region/operating segment exercised by the CEO requires approval by the Compensation Committee of the Board of Directors.